                               TERM REVOLVING NOTE

$1,587,300.00                                   Effective on the Conversion Date

     1. FOR VALUE  RECEIVED,  SOUTHWEST  IOWA  RENEWABLE  ENERGY,  LLC,  an Iowa
limited liability company (the "Borrower"), hereby promises to pay to the order of AMARILLO  NATIONAL BANK (the  "Bank"),  the principal sum of One Million Five
Hundred  Eighty  Seven  Thousand  Three  Hundred and  No/100ths  ($1,587,300.00)
Dollars,  or so much  thereof as may be advanced  to, or for the benefit of, the
Borrower  and be  outstanding,  with  interest  thereon,  to be computed on each advance from the date of its  disbursement  as set forth herein pursuant to that certain  Credit  Agreement  dated May 2, 2007, by and between the Borrower,  the
Bank and the other  commercial,  banking or financial  institutions from time to time parties thereto, and AgStar Financial Services, PCA, as agent (the "Agent")
(as it may be amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement"),  and which remains unpaid, in lawful money of the
United States and  immediately  available  funds.  This Term  Revolving  Note is issued  pursuant  to the terms and  provisions  of the Credit  Agreement  and is entitled  to all of the  benefits  provided  for in the  Credit  Agreement.  All capitalized  terms used and not defined herein shall have the meanings  assigned to them in the Credit Agreement.

     2. The outstanding principal balance of this Term Revolving Note shall bear interest at a variable rate  determined by Bank to be 295 basis points above the
LIBOR Rate in effect on the date of the first  Advance  made to  Borrower  under this Term Revolving  Note, or at such rate as adjusted  pursuant to the terms of the Credit Agreement.  Notwithstanding the foregoing, the rate of interest under this Term  Revolving Note shall be subject to adjustment by Bank pursuant to the provisions of the Credit Agreement and this Term Revolving Note.

     3. The "LIBOR Rate" (London Interbank Offered Rate) means the rate (rounded
upward  to  the  nearest   sixteenth  and  adjusted  for  reserves  required  on
Eurocurrency  Liabilities  (as  hereinafter  defined)  for banks  subject to FRB
Regulation D (as  hereinafter  defined) or required by any other  federal law or regulation), quoted by the British Bankers Association (the "BBA") at 11:00 a.m.
London time two Banking Days (as hereinafter defined) before the commencement of the  Interest  Period for the  offering  of U.S.  Dollar  deposits in the London interbank  market for an Interest Period of one month, as published by Bloomberg or another major information  vendor listed on BBA's official website.  "Banking
Day"  shall mean a day on which  Agent is open for  business,  dealings  in U.S.
Dollar deposits are being carried out in the London interbank market,  and banks are open for  business  in New York  City  and  London,  England.  "Eurocurrency
Liabilities"  has the meaning as set forth in FRB Regulation D. "FRB  Regulation
D" means  Regulation D as  promulgated  by the Board of Governors of the Federal
Reserve System, 12 C.F.R. Part 204, as amended from time to time.

     4. The rate of interest due hereunder  shall  initially be determined as of the  Conversion  Date and shall  thereafter be adjusted,  as and when, the LIBOR
Rate  changes or as provided in Section 2.11 of the Credit  Agreement.  All such adjustments to the rate of interest shall be made and become effective as of the first day of the month  following  the date of any  change in the LIBOR Rate and shall remain in effect until and  including  the day  immediately  preceding the next  such  adjustment  (each  such  day  hereinafter  being  referred  to as an
"Adjustment  Date").  All such adjustments to said rate shall be made and become effective as of the  Adjustment  Date, and said rate as adjusted shall remain in effect until and including  the

day immediately  preceding the next Adjustment Date. Interest hereunder shall be computed on the basis of a year of three  hundred  sixty-five  (365)  days,  but charged for actual days principal is outstanding.

     5.  Notwithstanding  anything to the contrary in the Credit  Agreement  and this Term  Revolving  Note, no advances will be made to the Borrower  under this
Term  Revolving  Note until the  Availability  Date as  specified  in the Credit
Agreement.

     6. Beginning on the first (1st) day of the first  calendar month  following the  month  in which  funds  have  been  advanced  to  Borrower  hereunder,  and continuing on the first (1st) day of each succeeding  month thereafter until the
Maturity Date, the Borrower shall make monthly payments of accrued interest.

     7.  Borrower  agrees  to pay to the Agent  for the  account  of the Bank an
Unused  Commitment  Fee on the  average  daily  unused  portion  of Bank's  Term
Revolving Loan Commitment from the Availability  Date until the Maturity Date at the rate of 0.35% per  annum,  payable  in  arrears  in  quarterly  installments payable on the first (1st) day of each third month after the Availability Date.

     8. The  outstanding  principal  balance  hereof,  together with all accrued interest,  if not paid  sooner,  shall be due and  payable  in full on the fifth
(5th) anniversary date of the Conversion Date (the "Maturity Date").

     9. All payments and  prepayments  shall, at the option of the Agent for the account of the Bank, be applied first to any costs of collection,  second to any late charges, third to accrued interest and the remainder thereof to principal.

     10. This Term  Revolving  Note may be prepaid at any time, at the option of the  Borrower,  either in whole or in part,  subject  to the  obligation  of the
Borrower  to  compensate  the Bank for any loss,  cost or expense as a result of such prepayment as set forth in the Credit  Agreement.  This Term Revolving Note is subject to mandatory  prepayment,  at the option of the Agent, as provided in the Credit Agreement.

     11.  In  addition  to the  rights  and  remedies  set  forth in the  Credit
Agreement:  (i) if the Borrower fails to make any payment to Bank when due under this  Term  Revolving  Note,  then at  Agent's  option  is each  instance,  such obligation  or payment shall bear interest from the date due to the date paid at
2% per  annum  in  excess  of the  rate of  interest  that  would  otherwise  be applicable to such  obligation or payment under this Term Revolving  Note;  (ii)
upon the occurrence and during the continuance of an Event of Default beyond any applicable cure period,  if any, at Agent's option in each instance,  the unpaid balances under this Term Revolving Note shall bear interest from the date of the
Event of  Default or such  later  date as Agent  shall  elect at 2% per annum in excess of the rate(s) of interest  that would  otherwise  be in effect under the terms of this Term Revolving Note; and (iii) after the Maturity Date, whether by reason of acceleration or otherwise,  the unpaid principal  balance of this Term
Revolving Note (including  without  limitation,  principal,  interest,  fees and expenses)  shall  automatically  bear  interest at 2% per annum in excess of the rate of interest  that would  otherwise be in effect  under this Term  Revolving
Note. Interest payable at the Default Rate shall be payable from time to time on demand or, if not sooner demanded, on the last day of each calendar month.

     12. If the Borrower fails to make any payment to Agent within ten (10) days of the due date thereof,  the Borrower shall pay, in addition to such amount,  a late charge equal to five percent (5%) of the amount of such payment.

     13. This Term  Revolving  Note is secured by,  among other  instruments,  a
Mortgage, Security Agreement and Financing Statement covering various parcels of real property,  fixtures, and personal property located in Pottawattamie County,
Iowa. In the event any such security is found to be invalid for whatever  reason as provided for in the Credit  Agreement,  such invalidity  shall  constitute an
Event  of  Default  hereunder.  All of the  agreements,  conditions,  covenants, provisions,  and  stipulations  contained  in the  Mortgage,  or any  instrument securing this Term  Revolving Note are hereby made a part of this Term Revolving
Note to the same extent and with the same force and effect as if they were fully set  forth  herein.  It is  agreed  that  time is of the  essence  of this  Term
Revolving Note.

     13. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the  outstanding  principal  balance  hereof plus accrued  interest hereon plus all other amounts due hereunder  shall,  at the option of the Agent, be immediately  due and payable,  without  notice or demand,  and Agent shall be entitled to exercise  all remedies  provided in this Term  Revolving  Note,  the
Credit Agreement, or any of the Loan Documents.

     14. Upon the  occurrence  at any time of an Event of Default or at any time thereafter,  the Bank  shall have the right to set off any and all  amounts  due hereunder by the Borrower to the Bank against any  indebtedness or obligation of the Bank to the Borrower.

     15. The Borrower promises to pay all reasonable costs of collection of this
Term Revolving Note,  including,  but not limited to, reasonable attorneys' fees paid or incurred by the Agent on account of such collection, whether or not suit is  filed  with  respect  thereto  and  whether  or not such  costs  are paid or incurred, or to be paid or incurred, prior to or after the entry of judgment.

     16. Demand,  presentment,  protest and notice of nonpayment and dishonor of this Term Revolving Note are hereby waived.

     17.  This  Term  Revolving  Note  shall be  governed  by and  construed  in accordance with the laws of the State of Minnesota.

     18. The Borrower  hereby  irrevocably  submits to the  jurisdiction  of any
Minnesota state court or federal court over any action or proceeding arising out of or  relating  to this Term  Revolving  Note,  the  Credit  Agreement  and any instrument,  agreement or document  related hereto or thereto,  and the Borrower hereby  irrevocably  agrees  that  all  claims  in  respect  of such  action  or proceeding may be heard and determined in such Minnesota state or federal court.
The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Nothing in this Term  Revolving  Note shall affect the right of the
Agent to bring any action or proceeding  against the Borrower or its property in the courts of any other jurisdiction to the extent permitted by law.

                      {SIGNATURE PAGE TO FOLLOW THIS PAGE}

                                 SIGNATURE PAGE
                                       TO
                               TERM REVOLVING NOTE
                                   EXECUTED BY
                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC
                                       TO
                             AMARILLO NATIONAL BANK
                     DATED: EFFECTIVE ON THE CONVERSION DATE

                                      SOUTHWEST IOWA RENEWABLE ENERGY, LLC, an
                                      Iowa limited liability company

                                      By /s/ Mark Drake
                                         --------------------------------
                                               Mark Drake
                                               Its:  General Manager

                                      By /s/ Karol King
                                         --------------------------------
                                               Karol King
                                               Its:  Board Chairman